Exhibit 99.2

REFINITIV STREETEVENTS

EDITED TRANSCRIPT

GMBL.OQ - Q2 2021 Esports Entertainment Group Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 16, 2021 / 9:30PM GMT

CORPORATE PARTICIPANTS

Daniel Michael Marks Esports Entertainment Group, Inc. - CFO, Principal Accounting Officer & Director

Grant R. Johnson Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

CONFERENCE CALL PARTICIPANTS

Lisa Springer Singular Research, LLC - Research Analyst

Michael A. Kupinski NOBLE Capital Markets, Inc., Research Division - Director of Research and Senior Media & Entertainment Analyst

PRESENTATION

Operator

Good afternoon, and welcome to Esports Entertainment Group’s Second Quarter Fiscal 2021 Conference Call. As a reminder, this call is being recorded and all participants are in listen-only mode. We will open the call for question-and-answer after the presentation.

On the call today is Esports Entertainment Group’s CEO, Grant Johnson; and CFO, Dan Marks. The company would like to remind everyone that various remarks about future expectations, plans and prospects constitute forward-looking statements for purposes of safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Red Cat cautions that these forward-looking statements are subject to risks and uncertainties that may cause their actual results to differ materially from those indicated including risks described in the company’s filings with the SEC. Any forward-looking statements made on this conference call speak only as of today’s date, Tuesday, February 16, 2021, and the company does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after today.

With that, I’d like to now turn the call over to Esports Entertainment Group’s CEO, Grant Johnson. Please go ahead, Mr. Johnson.

Grant R. Johnson - Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

Thank you. Good afternoon, everyone. Thank you for joining us for our fiscal quarter — second quarter 2021 earnings call. Despite unprecedented circumstances, I’m incredibly proud of how our team continues to grow and execute on our commitments that we laid out in our S1 prior to our uplisting last April.

The year 2020 has been transformative for Esports Entertainment Group and for the esports industry as a whole. Esports Entertainment Group currently sits at the crossroads of 2 growing mega trends right now, esports and online gambling. Gaming and esports have never been more popular than they are currently with game stream platforms like Twitch, setting records of viewership in 2020 with time watched up over 69% year-over-year.

Gaming has become a new form of social network for Gen Zers and has brought people together virtually during this period when we’ve all had to be physically distanced due to the COVID-19 pandemic.

New console launches from Sony and Microsoft set sales records and continue to flatten the shelves throughout the holiday season. And according to the latest reports of Newzoo, there are now 2.7 billion gamers globally. And of those 2.7 billion gamers, almost 500 million of them are esports fans.

Surveys indicate that over 50% of these fans would like the opportunity to bet on matches they’re watching. And according to [Isler’s and Gray Jack], the esports wagering market is currently $750 million addressable opportunity, which we see growing to over $3 billion in the next 5 years. This is in addition to the player versus player, which is skill-based wagering market that we intend to address with our Orlando product, which we expect to launch around Memorial Day in New Jersey this year. With our play, watch, bet esports strategy and first-mover advantage, we believe we’re in a unique position to capture the large and growing addressable market.

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On the online gambling side, the regulatory environment, esports remains very favorable as states continue to explore ways to fill the budget challenges that COVID has unfortunately created. There are currently over 20 states with some form of legal sports betting and a number of state legislatures continue to look at the potential.

EEG is currently the only esports-focused wagering platform with a U.S. state license. We plan to launch our VIE platform in New Jersey this spring, early April. After that rollout, we explore market access for expansion into the — into additional U.S. states. We also look forward to working with proposed new regulatory framework in Canada as provinces there begin to offer single-event sports wagering in the near future.

I’d like to walk through some of the operational highlights from the quarter. In December, our Esports Gaming League subsidiary resigned its agreement with Arsenal Football Club to manage their Pro Evolution Soccer roster. This is the second year of this partnership, and we value the opportunity to work with such a storied, traditional sports brand in Europe and help them enter the world of esports.

Also in December, we reached a multiyear agreement with the Philadelphia Eagles to be their exclusive esports [turner] platform provider. EEG will host biannual Madden NFL sports tournaments for the Eagles. The Eagles joined the Philadelphia Union, the LA Kings, LA Galaxy and Baltimore Ravens, which we signed just last week, as teams of all who have joined our platform. As part of the agreement, the Eagles are now shareholders of Esports Entertainment Group, which we think is a great testament to their belief in what we’re building here at EEG. We remain in ongoing discussions with a large number of additional sporting franchises and anticipate further announcements in the coming months.

During the past quarter, we’ve also announced the acquisition of Lucky Dino, an established Malta licensed online casino operator with its own proprietary casino software platform. In addition to further strengthening our tech stack, what the Lucky Dino asset gives us is a substantial foothold in multiple new jurisdictions across Europe and Scandinavia, where esports are extremely popular.

The 25,000 monthly active casino players created a tremendous cross-selling opportunity for our sports nation and VIE.bet betting platforms. The Lucky Dino transaction is a great blueprint for our strategy of acquiring profitable iGaming operators that provide us with strategic licenses, pools and players that we can efficiently cross-sell our other offerings into. We expect this transaction to close prior to the end of this month, February.

Subsequent to the quarter’s end, we have had a large number of exciting developments that I’d also like to detail for you. Market access continues to be a strategic priority for the company. In January, we announced that we have put VIE.bet, SportNation onto our company — onto the company’s multi gaming license. This allows both brands to market into 150 additional jurisdictions for the first time. Our initial focus will be in South and Central America. Northern and Eastern Europe, together representing a multibillion-dollar opportunity.

As discussed earlier, we have submitted our gaming applications to the State of New Jersey, Department of Gaming Enforcement (sic) [Division of Gaming Enforcement] and plan to launch there this spring, late March, early April. This will make us the first company with an esports-dedicated waging platform available in the United States, should give us a first-mover advantage and enable us to build a strong brand around our VIE platform. Following our launch in New Jersey, we intend to explore as many additional states for expansions and the opportunities as possible.

January 25, we announced that we finalized terms around our previously announced acquisition of Helix and ggCircuit. This acquisition significantly bolsters our esports strategy with state-of-the-art esports entertainment centers, esports-focused vertically — vertical enterprise software business and best-in-class esports analytics platform. And of course, in this acquisition comes our player versus player skill-based wagering platform, LAN Duel.

We expect this transaction to close in April, following the receipt of the shareholder approval. We’ve already begun integrating the assets and working on several exciting cross-company projects that will be announced shortly. All senior executives of both Helix and ggCircuit will be remaining with Esports Entertainment Group following the close of this transaction.

Finally, today, as you’ve seen in the news, we’ve closed a $30 million financing round for new institutional investors at $15 a share. The use of proceeds for this transaction are to finance the Lucky Dino acquisition. We welcome the new shareholders board, and thank them for their support.

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Finally, I want to close by thanking all of our employees for their hard work. We began 2020 on the OTC Bulletin Board with 10 employees and finished the year on the NASDAQ with over 75 employees. This is really a testament to the team we pulled together, and I know that we have many more exciting milestones to come in 2021.

I’m going to turn the call over now to our CFO, Dan Marks, who’ll walk through some of the financial performance in the quarter and our new upward revised full year guidance. Dan?

Daniel Michael Marks - Esports Entertainment Group, Inc. - CFO, Principal Accounting Officer & Director

Thank you, Grant, and good afternoon, everyone, and thanks again for joining us today. To begin with, I’m happy to say that the past quarter for the group was its first as a meaningfully revenue-generating company.

We delivered $2.4 million of revenue in the quarter, principally from our flagship SportNation.bet brand in the U.K., which is part of the Argyll Entertainment entity. This represents a $2.1 million increase over the prior quarter, which was materially impacted by our decision to [cross] marketing spend whilst we integrated a new customer affordability tool into our platform, post that guidance given over the summer by the U.K. Gambling Commission.

Across Q2, we took out the $54 million in handle and have over 24,000 unique active players on our Argyll platform materially up on the prior quarter. Revenues would actually have been circa $0.2 million higher were it not for unusually low hold on the casino product in December.

As we look forward to the remainder of the fiscal year, revenue growth opportunities are abundant and will allow us to expand our current concentration outside of the U.K. By the end of February, we will have launched both our VIE.bet and SportNation.com brand on our MGA license, allowing us access to operate our services in 150 jurisdictions. And as Grant mentioned previously, this brings with it substantial opportunities, both in widening the breadth of the markets we are in as well as giving us the opportunity to cross-sell customers between our esports and sports bet brands.

Furthermore, several new revenue streams will be initiated in the coming months. The launch of the VIE.gg wagering platform on our New Jersey license in the spring, the hosting on our EGL tournament platform of several pro team-sponsored esport tournaments in the coming weeks and months, and together with the impending closing of both the Lucky Dino transaction by the start of March and the ggCircuit, Helix transaction during Q4.

With the above in mind, our revised revenue guidance for fiscal year 2021, which includes the Lucky Dino acquisition, will be $18 million. And our revised guidance for fiscal ‘22, including both Lucky Dino and ggCircuit, Helix will be $70 million.

Returning to the quarterly numbers. Total operating loss for Q2 was $5.8 million compared to an operating loss of $3.9 million in the prior quarter. So Q2’s figures were impacted by an equity-based compensation charge of $1.3 million and depreciation charges of $0.7 million.

Total net loss for the period was $7.3 million compared to $1.8 million in the prior period. So this quarter’s net loss was compounded by an adverse sales of $2.1 million when compared to the prior quarter in the fair value of warrant liabilities.

Operating expenses in the quarter totaled $8.1 million versus $4.1 million in Q1. So those equity-based compensation and depreciation charges outlined previously drove a portion of those costs.

Payroll increased quarter-over-quarter as we had 3, 4 months’ worth of Argyll and FLIP Sports employees on the books following the completion of their acquisitions during Q1. And sales and marketing expenses in Q2 were $1.9 million, an increase of $1.3 million over the prior period as we reinitiated marketing spend on the SportNation.bet brand following the [fours in] over the summer months.

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Moving on to the balance sheet and liquidity. We are very well capitalized to execute our growth plan and address our key priorities. As of December 31, we had $5.6 million in available cash. But with the subsequent net proceeds from the sale of approximately 1.4 million shares issued for warrants exercised since the beginning of 2021, our cash on hand at the bank is now over $12 million. With the additional raise of $30 million via the financing round announced today, we are well funded to complete the upcoming Lucky Dino acquisition as well as to fund our operational growth strategy going forward.

Our current monthly net cash burn rate on operational activities is circa $0.9 million, but will reduce to $0.6 million post the closing of the Lucky Dino acquisition. And we will continue to be focused on finding efficiencies within our enlarged group’s cost structure. As stated last quarter, we are confident our existing operational resources and cost base can support a doubling in customer activity in the next 6 to 12 months, whilst some incremental investment will continue in augmenting our tech function as we build out our buy and EGL platforms.

In summary, therefore, with revenue-generating activities having commenced and with closing and impending closures of EGL, Lucky Dino and ggCircuit, Helix acquisitions, together with the launch of new platforms in new jurisdiction, we remain extremely optimistic in our growth opportunities across the next 12 months, as we look to accelerate our development into becoming the most diversified esports online gambling company in the industry.

And with that, please, can we now open the line for Q&A, operator?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) The first question comes from Michael Kupinski with NOBLE Capital Markets.

Michael A. Kupinski - NOBLE Capital Markets, Inc., Research Division - Director of Research and Senior Media & Entertainment Analyst

Just a couple of quick questions here. Regarding — you mentioned the stock-based compensation. Did I hear this right, it was $1.3 million, correct, in the quarter? And then depreciation was $0.37 million, $370,000? I just want to make sure I got that right.

Daniel Michael Marks - Esports Entertainment Group, Inc. - CFO, Principal Accounting Officer & Director

It was $1.3 million on equity base and $0.7 million on depreciation.

Michael A. Kupinski - NOBLE Capital Markets, Inc., Research Division - Director of Research and Senior Media & Entertainment Analyst

Okay. $0.7 million. Okay. Got you. And then in terms of the cash, can you just kind of give us the net following the Lucky Dino acquisition. You mentioned that you had cash in hand of over $12 million, right, at the — as the warrants were exercised. Can you just kind of give us what cash are you going to have in terms of after the Lucky Dino as you kind of ramp up to the Helix acquisition later in the fall because you have a $47 million acquisition there? And then if you can just give us a sense on the debt and equity composition at this point, if you have some thoughts on that?

Daniel Michael Marks - Esports Entertainment Group, Inc. - CFO, Principal Accounting Officer & Director

Sure. Well, the financing round that closed today was specifically earmarked for the Lucky Dino acquisition. And the remaining cash on hand at bank will be used for — to fund operational activities, whether that be marketing or other expenses.

Grant, I don’t know if you want to speak specifically with regard to the ggCircuit financing?

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Grant R. Johnson - Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

Yes, I can address that. I should add also, Michael, that even as we speak, warrant money over the past — as Dan already laid out, over the past 30 days has been coming in at an accelerated basis, and that is also true today. So these numbers are constantly in flux and rising as more cash goes into our accounts.

That said, with ggCircuit, Helix, we have already committed $2 million in funds to the transaction. Half of the transaction, roughly $20 million, will be in equity and the other half, we are still determining whether it would be debt or equity. We have offers on both, and we’re just looking to see what is in the best interest of the shareholders. But that decision won’t be made until we get closer to — when they finish [around] and we get closer to closing, which will be end of March, early April.

Michael A. Kupinski - NOBLE Capital Markets, Inc., Research Division - Director of Research and Senior Media & Entertainment Analyst

Got you. And then can you just give us a sense on how Helix is performing? I know that you had indicated that you found a way for it to kind of breakeven in this environment through sales and so forth. Where do you stand on the build-out of the facilities? Because I understand that there was a couple of them that they were going to be building out or the — is that on hold at this point? Or can you just give us a sense on what — how Helix is performing?

Grant R. Johnson - Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

Well, sure. In terms of the build-out, of course, no additional physical locations have been brought online during COVID nor will they until this is behind us. I can say, we received good news over the weekend that with some of the loosening of restrictions, they were able to increase their attendance up to 50% and have been fully booked ever since that took place, say, just over the weekend.

What you’re referring to as well on where we’re breaking even or close to breakeven prior to going up to 50% was a combination of food, bev sales as well as some of the software platforms that we have running in those facilities, which we’ll talk more about in the coming weeks as we message the market as to how we’re generating additional revenue there. But to get directly to your question, have we been opening? No. Are there plans to open some additional facilities? Yes. I would imagine those will start to pick up again late summer, early fall. And those of you who have looked at what the facility looks like, the Patriots’ place, we have started to talk with the other teams that we’ve entered into agreements with about a similar type of a structure in their facilities. So we’ll see how those progress. But again, that’s not likely going to be a 2021 conversation. The additional facilities becoming online late 2021, more likely 2022.

Michael A. Kupinski - NOBLE Capital Markets, Inc., Research Division - Director of Research and Senior Media & Entertainment Analyst

Got you. And my last question is, obviously, this is a very active marketplace. Are there additional acquisitions that you have at this point that you’re looking at? And what areas are you mostly focused on at this point?

Grant R. Johnson - Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

Well, to answer the question, the short answer is yes. We are constantly looking at it. I think we’ve messaged the market we’re fairly aggressive when — in our M&A program. We have multiple targets that are brought before us constantly from [Kerr], who’s our consultants based in the U.K. in the iGaming space. And how we determine whether or not we are going to proceed to engage in a letter of intent and go further, a, they have to be accretive. So obviously, we don’t want to have any dilutive events.

Second, what does it do for our other assets? If it’s just — if it’s an iGaming company, is it — brings us — as just — we just talked about in the report here, does it bring us access to markets we’re currently not in? Does it bring us additional licenses, which opens up those markets, not just for the other iGaming to cross-market into it, but for the expansion of esports.

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And on the esports-centric M&A, we’re looking at opportunities where we can acquire unique software or unique elements that we currently don’t have. With this acquisition ggCircuit, Helix, Genji, et cetera, there’s not many things that are left unaddressed in terms of our product mix, but we’re always on the look for new technologies that will accelerate what we’re doing with our business model.

So I guess that’s probably the best way to finish it. Yes, we are looking all the time. Yes, we have a full pipe. And when we make these decisions, they have to be more than just a plus one. It has to give us outside of just an increase to revenues, has to also give us an opportunity for additional synergies or unique technology.

Operator

Our next question comes from Lisa Springer of Singular Research.

Lisa Springer - Singular Research, LLC - Research Analyst

Given the large number of moving parts, I’m wondering how we should think about G&A in the second half of the year. I mean how much of it in the second quarter was like a onetime deal because of M&A? And how much of it should we expect to be recurring?

Grant R. Johnson - Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

Dan? Yes. Okay. Sorry.

Daniel Michael Marks - Esports Entertainment Group, Inc. - CFO, Principal Accounting Officer & Director

Yes. Lisa, I just — without getting into too much granularity, I mean, I called out a couple of the numbers, about direct equity-based comps specifically that will not be recurring numbers in — or at least not to that magnitude in the second half of the year. So from that perspective, it’s possible to model out what that looks like. Obviously, with Lucky Dino coming on an EBITDA-accretive acquisition from a cash perspective, those numbers should be coming down, as alluded to in the notes earlier.

Lisa Springer - Singular Research, LLC - Research Analyst

Okay. And looking forward, what growth metrics do you think investors should focus on to measure your success? Would it be number of players? Or what would you think would be the best metric to look at?

Grant R. Johnson - Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

Well, there’s going to be — oh, sorry. Go ahead, Dan.

Daniel Michael Marks - Esports Entertainment Group, Inc. - CFO, Principal Accounting Officer & Director

No. [Go on, Grant. I’m talking about the end.]

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Grant R. Johnson - Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

I — there’s going to be a number of difference. As you say, there’s a lot of moving pieces here. So there will be a number of different metrics. One will be the increased number of pro teams and franchises we connect with. This is — the reason this is a key indicator is that these teams have huge fan bases. Some of these teams have fan bases in the 20 million range, and they will effectively be exclusive marketing partners of ours. So that will an indicator and that will trickle down to the number of fans that sign up. Another indicator will be on our ability to continue sourcing and closing accretive transactions. And these, of course, will have the accelerated growth much more quickly than the organic growth we’re going to get through signing up.

And in addition to those, we are going to be launching the LAN Duel product around Memorial Day, which is a completely new, groundbreaking type of wagering in esports. That one, once we launch that, we’ll update the numbers once we get a better sense for how the initial proof-of-concept and the uptake. And again, that will be closer to our fiscal year-end.

Operator

This concludes the question-and-answer session. I would like to turn the conference back over to Mr. Johnson for any closing remarks.

Grant R. Johnson - Esports Entertainment Group, Inc. - CEO, Chairman, President, Secretary & Treasurer

Just to — thank you all for coming to our earnings call here and your continuing support in the market. Jeff Cohen, our VP of Strategy and VP of IR, is available to address any other further questions you may have after this call. He can be reached through his e-mail address, it’s Jeff@esportsentertainmentgroup (sic) [Jeff@esportsentertainmentgroup.com]. And of course, RedChip, our IR company, is also happy to forward your questions to my or Jeff’s attention. Thank you.

Operator

This concludes today’s conference call. You may disconnect your lines. Thank you for participating, and have a pleasant day.

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